(Franklin Logo)                         FRANKLIN
                                        RESOURCES, INC.
                                        777 Mariners Island Blvd.
                                        San Mateo, CA  94404
                                        415/312-5818
                                        Fax 415/312-3528

                                        Martin L. Flanagan CPA, CFA
                                        Senior Vice President
                                        Executive Financial Officer


April 12, 1995



Mr. Stephen H. Kilbuck
Vice President Corporate Banking
Bank of America, NT & SA
555 California Street, 41st Floor
San Francisco, CA 94104

Dear Steve:

     Various Franklin Funds/Portfolios (the "Funds") and Bank of America, National Trust and Savings Association ("Bank") are parties to custody agreements (the "Agreements") as well as separate cash management and deposit services arrangements.

     By this Letter Agreement, each of the Funds and Bank desire to establish the cash compensation to be paid by each Fund for services rendered to it by Bank.

     Effective April 1, 1995, commencing with the first statement prepared thereafter each Fund will pay to Bank a monthly fee in cash equal to an annual rate of 87.5/100 ths. (.875) basis points of the net asset value of each such Funds domestic portfolios held in custody by Bank and nine and three-tenths (9.3) basis points of the net asset value of each such Funds international portfolios held in custody by Bank or held by foreign sub-custodians calculated as of the last business day of the month. For purposes of calculating the monthly fee, 000007291 will be used as the monthly factor for the domestic portfolio and .0000775 will be used as the monthly factor for the international portfolio. The obligation of each Fund is separate from the obligation of any other Fund.

     The purpose of this Letter of Agreement is to provide for a fair level of compensation to Bank for its service. The fee is based on the assumption that each Fund will continue to use services of a type and volume comparable to the services currently used. The parties agree that any party may initiate discussions concerning revisions to the terms of this Letter Agreement at any time it believes the level of compensation to be inappropriate. The parties further agree that any party may, upon at least sixty (60) days' written notice, terminate this Letter Agreement with respect to that party. Upon its termination, if the parties have not agreed to a substitute fee arrangement, any party may also terminate all or some of the service provided by Bank upon additional sixty (60) days' written notice.

     On an ongoing basis, Bank will continue to prepare the monthly corporate account analysis statements on behalf of each Fund, which estimates all revenues and expenses for the parties' relationship. From time to time, Bank and any Fund(s) may renegotiate the estimated "prices" used in the account analysis process. The account analysis statement will provide a basis for any negotiations between the parties on the appropriateness of the fee agreement as embodied in this Letter Agreement. However, no payment of any kind shall be due on account of any shortfall on the account analysis statement.


                              Sincerely,

                              Authorized Officer for Each Trust/Franklin
                              Fund Portfolio (List Attached)


                              By /s/ Martin L. Flanagan
                              Martin L. Flanagan
                              Executive Financial Officer


ACCEPTED AND AGREED TO BY:

BANK OF AMERICA, NT & SA

By /s/ Stephen H. Kilbuck

Title: Vice President


                                    FRANKLIN GROUP OF FUNDS


FUND #  FUND INIT    NAME OF FUND


022     FUT        FRANKLIN UNIVERSAL TRUST - (closed-end)
033     FPMT       FRANKLIN PRINCIPAL MATURITY TRUST - (closed-end)
024     FMIT       FRANKLIN MULTI-INCOME TRUST - (closed-end)
101     FGF        FRANKLIN GOLD FUND
102     FPRF       FRANKLIN PREMIER RETURN FUND
                   (Franklin Option Fund until April 30, 1991)
103     FEF        FRANKLIN EQUITY FUND
105     AGE        AGE HIGH INCOME FUND, INC.
        FCF        FRANKLIN CUSTODIAN FUNDS, INC.
106                      GROWTH SERIES
107                      UTILITIES SERIES
108                      DYNATECH SERIES
109                      INCOME SERIES
110                      U.S. GOVERNMENT SECURITIES SERIES
111*    FMF        FRANKLIN MONEY FUND (MMP feeder as of 8/1/94)
112     FCTFIF     FRANKLIN CALIFORNIA TAX-FREE INCOME FUND, INC.
113*    FFMF       FRANKLIN FEDERAL MONEY FUND (USGSMMP feeder as of 8/1/94)
114     FTEMF      FRANKLIN TAX-EXEMPT MONEY FUND
115     FNYTFIF    FRANKLIN NEW YORK TAX-FREE INCOME FUND, INC.
116     FFTFIF     FRANKLIN FEDERAL TAX-FREE INCOME FUND
        FTFT       FRANKLIN TAX-FREE TRUST
118                      FRANKLIN MASSACHUSETTS INSURED TAX-FREE INCOME FUND
119                      FRANKLIN MICHIGAN INSURED TAX-FREE INCOME FUND
120                      FRANKLIN MINNESOTA INSURED TAX-FREE INCOME FUND
121                      FRANKLIN INSURED TAX-FREE INCOME FUND
122                      FRANKLIN OHIO INSURED TAX-FREE INCOME FUND
123                      FRANKLIN PUERTO RICO TAX-FREE INCOME FUND
126                      FRANKLIN ARIZONA TAX-FREE INCOME FUND
127                      FRANKLIN COLORADO TAX-FREE INCOME FUND
128                      FRANKLIN GEORGIA TAX-FREE INCOME FUND
129                      FRANKLIN PENNSYLVANIA TAX-FREE INCOME FUND
130                      FRANKLIN HIGH YIELD TAX-FREE INCOME FUND
160                      FRANKLIN MISSOURI TAX-FREE INCOME FUND
161                      FRANKLIN OREGON TAX-FREE INCOME FUND
162                      FRANKLIN TEXAS TAX-FREE INCOME FUND
163                      FRANKLIN VIRGINIA TAX-FREE INCOME FUND
164                      FRANKLIN ALABAMA TAX-FREE INCOME FUND
165                      FRANKLIN FLORIDA TAX-FREE INCOME FUND
166                      FRANKLIN CONNECTICUT TAX-FREE INCOME FUND
167                      FRANKLIN INDIANA TAX-FREE INCOME FUND
168                      FRANKLIN LOUISIANA TAX-FREE INCOME FUND
169                      FRANKLIN MARYLAND TAX-FREE INCOME FUND
170                      FRANKLIN NORTH CAROLINA TAX-FREE INCOME FUND
171                      FRANKLIN NEW JERSEY TAX-FREE INCOME FUND
172                      FRANKLIN KENTUCKY TAX-FREE INCOME FUND
174                      FRANKLIN FEDERAL INTERMEDIATE-TERM TAX-FREE INCOME FUND
177                      FRANKLIN ARIZONA INSURED TAX-FREE INCOME FUND
178                      FRANKLIN FLORIDA INSURED TAX-FREE INCOME FUND
        FCTFT      FRANKLIN CALIFORNIA TAX-FREE TRUST
124                      FRANKLIN CALIFORNIA INSURED TAX-FREE INCOME FUND
125                      FRANKLIN CALIFORNIA TAX-EXEMPT MONEY FUND
152                      FRANKLIN CALIFORNIA INTERMEDIATE-TERM TAX-FREE INCOME
                         FUND
        FNYTFT     FRANKLIN NEW YORK TAX-FREE TRUST
                         (Franklin New York-Tax Exempt Money Fund until 1/91)
131                      FRANKLIN NEW YORK TAX-EXEMPT MONEY FUND
153                      FRANKLIN NEW YORK INTERMEDIATE-TERM TAX-FREE INCOME
                         FUND
181                      FRANKLIN NEW YORK INSURED TAX-FREE INCOME FUND
        FIST             FRANKLIN INVESTORS SECURITIES TRUST
135                      FRANKLIN GLOBAL GOVERNMENT INCOME FUND
                         (formerly Franklin Global Opportunity Income Fund)
136                      FRANKLIN SHORT-INTERMEDIATE U.S. GOVERNMENT
                         SECURITIES FUND
137                      FRANKLIN CONVERTIBLE SECURITIES FUND
138*                     FRANKLIN ADJUSTABLE U.S. GOVERNMENT SECURITIES FUND
                         (formerly Franklin Adjustable Rate Mortgage Fund)
                         (USGARMP feeder)
139                      FRANKLIN EQUITY INCOME FUND
                         (Franklin Special Equity Income Fund until 8/17/93)
151*                     FRANKLIN ADJUSTABLE RATE SECURITIES FUND
                         (ARSP retail feeder)
        IFT        INSTITUTIONAL FIDUCIARY TRUST
140*                     MONEY MARKET PORTFOLIO (MMP feeder)
141*                     FRANKLIN LATE DAY MONEY MARKET PORTFOLIO
                         (Franklin Government Investors Money Market
                         Portfolio until 6/15/93)
142*                     FRANKLIN U.S. GOVERNMENT SECURITIES MONEY MARKET
                         PORTFOLIO (USGSMMP feeder)
143*                     FRANKLIN U.S. TREASURY MONEY MARKET PORTFOLIO
144*                     FRANKLIN INSTITUTIONAL ADJUSTABLE U.S. GOVERNMENT
                         SECURITIES FUND (USGARMP feeder)
145*                     FRANKLIN INSTITUTIONAL ADJUSTABLE RATE SECURITIES FUND
                         (ARSP feeder)
146*                     FRANKLIN U.S. GOVERNMENT AGENCY MONEY MARKET FUND
147*                     AEA CASH MANAGEMENT FUND (MMP feeder)
                         (formerly Franklin Star MOney Market Portfolio)
149*                     FRANKLIN CASH RESERVES FUND (MMP feeder)
150     FBSIF      FRANKLIN BALANCE SHEET INVESTMENT FUND
154     FTAIBF     FRANKLIN TAX-ADVANTAGED INTERNATIONAL BOND FUND
155     FTAUSGSF   FRANKLIN TAX-ADVANTAGED U.S. GOVERNMENT SECURITIES FUND
156     FTAHYSF    FRANKLIN TAX-ADVANTAGED HIGH YIELD SECURITIES FUND
        FMT        FRANKLIN MANAGED TRUST
117                      FRANKLIN CORPORATE QUALIFIED DIVIDEND FUND
                         (Franklin Corporate Cash Portfolio until 5/31/91)
158                      FRANKLIN RISING DIVIDENDS FUND
159                      FRANKLIN INVESTMENT GRADE INCOME FUND
                         FRANKLIN INSTITUTIONAL RISING DIVIDENDS FUND
                         (PT feeder) (not yet filed)
157     FSMP       FRANKLIN STRATEGIC MORTGAGE PORTFOLIO (effective 2/1/93)
        FMST       FRANKLIN MUNICIPAL SECURITIES TRUST
173                      FRANKLIN HAWAII MUNICIPAL BOND FUND
175                      FRANKLIN CALIFORNIA HIGH YIELD MUNICIPAL FUND
176                      FRANKLIN WASHINGTON MUNICIPAL BOND FUND
220                      FRANKLIN TENNESSEE MUNICIPAL BOND FUND
221                      FRANKLIN ARKANSAS MUNICIPAL BOND FUND
        FSS        FRANKLIN STRATEGIC SERIES (changed from Cal 250)
194                      FRANKLIN STRATEGIC INCOME FUND
195                      FRANKLIN MIDCAP GROWTH FUND (filed - not yet being
                         sold)
196                      FRANKLIN INSTITUTIONAL MIDCAP GROWTH FUND
                         (formerly FISCO MidCap Growth Fund)
197                      FRANKLIN GLOBAL UTILITIES FUND
198                      FRANKLIN SMALL CAP GROWTH FUND
199                      FRANKLIN GLOBAL HEALTH CARE FUND
        ARSP       ADJUSTABLE RATE SECURITIES PORTFOLIOS (THE PARENT)
182                      U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO
                         (master fund)
183                      ADJUSTABLE RATE SECURITIES PORTFOLIO (filed under 1940
                         Act Only) (master fund)
        MMP        THE MONEY MARKET PORTFOLIOS (master fund parent)
                         (filed under 1940 Act only)
184*                     THE MONEY MARKET PORTFOLIO (master fund)
186*                     THE U.S. GOVERNMENT SECURITIES MONEY MARKET PORTFOLIO
                                       (master fund)
187     MGP        MIDCAP GROWTH PORTFOLIO (master fund) (1940 Act filing only -
                   not yet being sold)
        PT         THE PORTFOLIOS TRUST (master fund parent) (1940 Act filing only - not yet being sold)
188                THE RISING DIVIDENDS PORTFOLIO (master fund)
        FIT        FRANKLIN INTERNATIONAL TRUST
190                      FRANKLIN PACIFIC GROWTH FUND
191                      FRANKLIN INTERNATIONAL EQUITY FUND
        FREST      FRANKLIN REAL ESTATE SECURITIES TRUST
192                      FRANKLIN REAL ESTATE SECURITIES FUND
        FTGT       FRANKLIN TEMPLETON GLOBAL TRUST (formerly Huntington Funds)
210*                     FRANKLIN TEMPLETON GERMAN GOVERNMENT BOND FUND
211*                     FRANKLIN TEMPLETON GLOBAL CURRENCY FUND
212*                     FRANKLIN TEMPLETON HARD CURRENCY FUND
213*                     FRANKLIN TEMPLETON HIGH INCOME CURRENCY FUND
        FVF        FRANKLIN VALUEMARK FUNDS (ALLIANZ)
821                      MONEY MARKET FUND
822                      EQUITY GROWTH FUND
823                      PRECIOUS METALS FUND
824                      REAL ESTATE SECURITIES FUND
825                      UTILITY EQUITY FUND
826                      HIGH INCOME FUND
827                      GLOBAL INCOME FUND
828                      INVESTMENT GRADE INTERMEDIATE BOND FUND
829                      INCOME SECURITIES FUND
830                      U.S. GOVERNMENT SECURITIES FUND
831                      ZERO COUPON FUND - 1995
832                      ZERO COUPON FUND - 2000
833                      ZERO COUPON FUND - 2005
834                      ZERO COUPON FUND - 2010
835                      ADJUSTABLE U.S. GOVERNMENT FUND
836                      RISING DIVIDENDS FUND
837                      TEMPLETON PACIFIC GROWTH FUND (Pacific Growth Fund
                         until 10/15/93)
838                      TEMPLETON INTERNATIONAL EQUITY FUND (International
                         Equity Fund until 10/15/93)
839                      TEMPLETON DEVELOPING MARKETS EQUITY FUND
840                      TEMPLETON GLOBAL GROWTH FUND
841                      TEMPLETON WORLDWIDE ASSET ALLOCATION FUND
                         (not yet effective)
891     FGST       FRANKLIN GOVERNMENT SECURITIES TRUST (AETNA)
193                      FRANKLIN STABLE VALUE FUND
511                      FRANKLIN TEMPLETON MONEY FUND II (expected effective
                         date: 05/01/95)